Exhibit 99.1

SINA Reports Fourth Quarter and Full Year 2003 Financial Results —
Company Reports Record Net Revenues of $38.3 million in the Fourth Quarter

Shanghai, China— (PR Newswire)—February 3, 2004—SINA Corporation (Nasdaq:SINA), a leading online media company and value-added information service provider for China and for global Chinese communities, today announced its financial results for the fourth quarter and for the full year ended December 31, 2003:

•	Net revenues for the quarter grew by 197% year-over-year and by 20% quarter-over-quarter to a record $38.3 million

•	Advertising revenues for the quarter grew by 75% year-over-year and by 13% quarter-over-quarter to $12.9 million

•	Non-advertising revenues for the quarter grew by 361% year-over-year and by 24% quarter-over-quarter to $25.3 million

•	US GAAP net income for the quarter was $9.3 million or $0.16 diluted net income per share, compared to a net income of $1.5 million, or $0.03 diluted net income per share for the same period in 2002. US GAAP net income for the quarter included an impairment loss on Sun Media investment in the amount of $6.1 million.

•	Pro forma net income for the quarter was $15.9 million, or $0.28 diluted net income per share, compared to a pro forma net income of $1.8 million, or $0.04 diluted net income per share for the same period in 2002.

•	Cash flow from operating activities for the quarter was $19.5 million, compared to $3.2 million for the same period in 2002.

“Our outstanding performance in the fourth quarter sets another new record in the company’s history and completes a year of extraordinary growth for SINA,” said Yan Wang, CEO of SINA. “We believe SINA continues to break away from its competitors and further solidify its leadership position in the China Internet space.”

•	Net revenues for the year grew by 194% from the same period in 2002 to a record $114.3 million

•	Advertising revenues for the year grew by 67% from the same period in 2002

•	Non-advertising revenues for the year grew by 415% from the same period in 2002

•	US GAAP net income for the year was $31.4 million; or $0.58 diluted net income per share, compared to a net loss of $4.9 million, or $0.11 diluted net loss per share for the same period in 2002. US GAAP net income for the year included an impairment loss on Sun Media investment in the amount of $6.1 million

•	Pro forma net income for the year was $41.6 million, or $0.76 diluted net income per share, compared to a pro forma net loss of $1.4 million, or $0.03 diluted net loss per share for the same period in 2002

•	Cash flow from operating activities for the year was $45.9 million, compared to $4.6 million for the same period in 2002

“2003 has been a year of historic performance for SINA. For the year, we have easily passed the $100 million milestone to reach $114.3 million in net revenues. Compared with where we stood relative to our competitors at the end of 2002, this is the year SINA pulled away from the pack,” said Hurst Lin, COO of SINA. “Looking into 2004, not only will we continue to focus on our two core businesses of online advertising and mobile value-added services, we will be stepping up our efforts in e-commerce as is evidenced by our entry into online travel and auction through the acquisition of Fortune Trip and joint venture with Yahoo respectively.”

Financial Results

For the fourth quarter of 2003, SINA reported record net revenues of $38.3 million, an increase of 20% from the previous quarter and an increase of 197% from the same period in 2002. For the year ended December 31, 2003, net revenues were $114.3 million, an increase of 194% from the same period in 2002.

Advertising revenues totaled $12.9 million for the fourth quarter of 2003, representing a 13% increase over $11.4 million reported in the previous quarter and a 75% increase over $7.4 million reported in the same period in 2002. For the year ended December 31, 2003, advertising revenues were $41.2 million, an increase of 67% from the same period in 2002.

Non-advertising revenues totaled $25.3 million for the fourth quarter of 2003, a 24% increase over $20.5 million reported in the previous quarter and a 361% increase over $5.5 million reported in the same period in 2002. Non-advertising revenues accounted for 66% of the total net revenues for the quarter, compared to 64% for the previous quarter and 43% for the same period in 2002. For the year ended December 31, 2003, non-advertising revenues were $73.1 million, a 415% increase over the same period in 2002. The increase in non-advertising revenues for the quarter and for the year was primarily driven by the growth in mobile value added services.

The gross margin for the fourth quarter of 2003 was a record high of 72%, up from 70% reported in the previous quarter and 65% reported in the same period in 2002. For the year ended December 31, 2003, the gross margin was 70%, up from 60% for the same period in 2002.

Operating expenses for the fourth quarter of 2003 totaled $12.2 million, an increase of 13% from $10.8 million reported in the previous quarter and an increase of 65% over $7.4 million reported in the same period in 2002. The operating expenses for the fourth quarter of 2003 included $0.6 million charge for professional fees relating to certain acquisition transactions that did not materialize. For the year ended December 31, 2003, the operating expenses were $42.8 million, compared to $30.7 million for the same period in 2002.

Net income for the fourth quarter of 2003 was $9.3 million, representing an improvement of 528% from a net income of $1.5 million for the same period in 2002. Net income for the fourth quarter of 2003 included an impairment charge in the amount of $6.1 million for the investment in Sun Media Group, a Hong Kong listed company. The amount reflected the difference between the market value of the investment and the Company’s carrying amount as of December 31, 2003 as the management has concluded that the decline in value of the Sun Media investment is other than temporary. Diluted net income per share was $0.16 for the fourth quarter of 2003. Excluding the effect of the impairment charge on Sun Media investment, diluted net income per share was $0.27, beating the Company’s guidance of $0.24 to $0.25 per share. For the year ended December 31, 2003, diluted net income per share was $0.58, compared to a diluted net loss per share of $0.11 for the same period in 2002.

On a pro forma basis, net income for the fourth quarter of 2003 totaled $15.9 million, compared to a pro forma net income of $12.3 million for the previous quarter and of $1.8 million for the same period in 2002. Diluted net income per share, on a pro forma basis, was $0.28 for the quarter, compared to a pro forma diluted net income per share of $0.21 for the previous quarter and of $0.04 for the same period in 2002. For the year ended December 31, 2003, pro forma net income was $41.6 million, compared to a pro forma net loss of $1.4 million for the same period in 2002. Pro forma net income or loss excludes non cash charges relating to amortization of intangible assets, stock based compensation and convertible bond issuance cost; write-off of intangible assets and impairment charge on Sun Media investment; as well as certain severance payments.

As of December 31, 2003, SINA’s cash, cash equivalents and investments in marketable securities totaled $227.2 million, an increase of $18.9 million from three months ago. Cash flow from operating activities for the fourth quarter was $19.5 million, compared to $13.7 million for the previous quarter and $3.2 million for the same period in 2002. For the year ended December 31, 2003, cash flow from operating activities was $45.9 million, compared to $4.6 million for the same period in 2002.

Business Outlook

The Company estimates that its total revenues for Q1 2004 to be between $39.5 million and $40.5 million, with advertising revenues between $12.7 million and $13.2 million and non-advertising revenues between $26.8 million and $27.3 million. US GAAP EPS on a fully diluted basis is expected to be $0.27 to $0.29 for Q1 2004. For the full year 2004, the Company projects its effective income tax rate to be 5%.

NON-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, SINA uses non-GAAP measures of gross profit, operating income, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that are not expected to result in future cash payments, gains and losses that are non-recurring in nature or may not be indicative of our core operating results. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for or superior to GAAP results. Consistent with the Company’s historical practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

Conference Call

SINA will host a conference call at 8:30 p.m. Eastern Time today to present an overview of the Company’s financial performance and business operations for the quarter ended December 31, 2003 and the full year 2003. The dial-in number for the call is 617-786-2960. The pass code is 25444851. A live Webcast of the call will be available from 8:30 p.m. – 9:30 p.m. ET on Tuesday, February 3rd, 2004 (9:30 a.m. – 10:30 a.m. Beijing Time on February 4th, 2004). The call can be accessed through the Company’s corporate web site at http://corp.sina.com. The call will be archived for 12 months on SINA’s corporate website at http://corp.sina.com. A replay of the conference call will be available for forty-eight hours after the conclusion of the conference call. The dial-in number is 617-801-6888. The pass code for the replay is 59788275.

About SINA

SINA Corporation (FKA: SINA.com) (Nasdaq:SINA) is a leading online media company and value-added information service (“VAS”) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA operates three major business lines including SINA.com (online media and entertainment service), SINA Online (consumer fee-based online and wireless VAS) and SINA.net (small and medium-sized enterprises VAS), providing an array of services including online portals, premium email, wireless short messaging, virtual ISP, search, classified information, online games, e-commerce, e-learning and enterprise e-solutions.

Safe Harbor Statement

This announcement contains forward-looking statements concerning SINA’s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as SINA’s strategic and operational plans. SINA may also make written or oral forward-looking statements in our periodic reports to the Securities and Exchange commission on forms 10-K, 10-Q, 8-K, etc., in its annual report to shareholders, in its proxy statements, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s historical losses, its limited operating history, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, the Company’s reliance on wireless short messaging service and online advertising sales for a majority of its revenues, the Company’s reliance on mobile operators in China to provide wireless short messaging service, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA’s Annual Report on Form 10-K for the period ended December 31, 2002 and its recent reports on Form 10-Q as well as in its other filings with the Securities and Exchange Commission.

Contact:
Chen Fu
Investor Relations
SINA Corporation
Phone: 8621-62895678 x 6089
E-mail: fuchen@staff.sina.com
Denise Roche
The Ruth Group
Phone: (646) 536-7008
Email: droche@theruthgroup.com

SINA CORPORATION
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three months ended			Twelve months ended

	December 31,		September 30,	December 31,

	2003	2002	2003	2003	2002

Net revenues
Advertising	$12,939	$7,378	$11,441	$41,173	$24,703
Non-Advertising	25,331	5,492	20,473	73,112	14,191

	38,270	12,870	31,914	114,285	38,894

Cost of revenues
Advertising	4,169	2,847	3,767	14,001	11,267
Non-Advertising	6,493	1,600	5,790	20,405	4,140
Stock-based compensation	—	14	5	31	102

	10,662	4,461	9,562	34,437	15,509

Gross profit	27,608	8,409	22,352	79,848	23,385

Operating expenses
Sales and marketing	6,588	3,381	5,613	21,741	12,419
Product development	1,779	1,318	1,733	6,340	5,916
General and administrative	3,421	2,389	2,923	11,551	8,896
Stock-based compensation	7	238	88	523	1,692
Amortization of intangibles	415	90	415	1,749	1,777
Write-off of intangibles	—	—	—	903	—

	12,210	7,416	10,772	42,807	30,700

Income (loss) from operations	15,398	993	11,580	37,041	(7,315)
Other income, net	523	482	675	2,254	2,819
Impairment of Sun Media Investment	(6,063)	—	—	(6,063)	—
Loss on equity investment	(117)	—	(175)	(914)	(453)

Income (loss) before income taxes	9,741	1,475	12,080	32,318	(4,949)
Provision for income taxes	(472)	—	(423)	(895)	—

Net income (loss)	$9,269	$1,475	$11,657	$31,423	$(4,949)

Shares used in computing basic	48,647	45,780	48,279	47,840	45,629
net income (loss) per share
Basic net income (loss) per share	0.19	0.03	0.24	0.66	(0.11)
Shares used in computing diluted net income (loss) per share	57,784	48,868	57,622	54,794	45,629
Diluted net income (loss) per share *	$0.16	$0.03	$0.21	$0.58	$(0.11)

* Net income (loss) used for diluted net income (loss) per share calculation
Net income (loss)	$9,269	$1,475	$11,657	$31,423	$(4,949)
Amortization of convertible bond issuance cost	171	—	170	341	—
Net income (loss) used for diluted net income (loss) per share calculation	$9,440	$1,475	$11,827	$31,764	$(4,949)

SINA CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three months ended			Twelve months ended

	December 31,		September 30,	December 31,

	2003	2002	2003	2003	2002

Net revenues
Advertising	$12,939	$7,378	$11,441	$41,173	$24,703
Non-Advertising	25,331	5,492	20,473	73,112	14,191

	38,270	12,870	31,914	114,285	38,894

Cost of revenues
Advertising	4,169	2,847	3,767	14,001	11,267
Non-Advertising	6,493	1,600	5,790	20,405	4,140

	10,662	4,447	9,557	34,406	15,407

Gross profit	27,608	8,423	22,357	79,879	23,487

Operating expenses
Sales and marketing	6,588	3,381	5,613	21,741	12,419
Product development	1,779	1,318	1,733	6,340	5,916
General and administrative	3,421	2,389	2,923	10,976	8,896

	11,788	7,088	10,269	39,057	27,231

Income (loss) from operations	15,820	1,335	12,088	40,822	(3,744)
Other income, net	694	482	845	2,595	2,819
Loss on equity investment	(117)	—	(175)	(914)	(453)

Pro forma net income (loss) before income taxes	16,397	1,817	12,758	42,503	(1,378)
Provision for income taxes	(472)	—	(423)	(895)	—

Pro forma net income (loss)	15,925	1,817	12,335	41,608	(1,378)

Shares used in computing pro forma basic net income (loss) per share	48,647	45,780	48,279	47,840	45,629
Pro forma basic net income (loss) per share	0.33	0.04	0.26	0.87	(0.03)
Shares used in computing pro forma diluted net income (loss) per share	57,784	48,868	57,622	54,794	45,629
Pro forma diluted net income (loss) per share	$0.28	$0.04	$0.21	$0.76	$(0.03)

Reconciliation from GAAP results to pro forma results:
GAAP net income (loss)	$9,269	$1,475	$11,657	$31,423	$(4,949)
Stock based compensation
Cost of revenues	—	14	5	31	102
Operating expenses	7	238	88	523	1,692
Amortization of intangibles	415	90	415	1,749	1,777
Amortization of convertible bond issuance cost	171		170	341
Write-off of intangibles	—	—	—	903	—
Impairment of Sun Media Investment	6,063			6,063
Severance benefit	—		—	575

Pro forma net income (loss)	$15,925	$1,817	$12,335	$41,608	$(1,378)

SINA CORPORATION
UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three months ended			Twelve months ended

	December 31,		September 30,	December 31,

	2003	2002	2003	2003	2002

Net revenues
Advertising	$12,939	$7,378	$11,441	$41,173	$24,703
Mobile related	22,859	3,473	18,144	64,377	9,079
Others	2,472	2,019	2,329	8,735	5,112

	$38,270	$12,870	$31,914	$114,285	$38,894

Cost of revenues
Advertising	$4,169	$2,847	$3,767	$14,001	$11,267
Mobile related	6,299	1,334	5,584	19,455	3,267
Others	194	266	206	950	873

	$10,662	$4,447	$9,557	$34,406	$15,407

SINA CORPORATION
AUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands U.S. dollar)

	December 31	December 31
	2003	2002

Assets
Cash, cash equivalents and investments in marketable securities	$227,164	$96,736
Accounts receivable, net	17,606	5,847
Property and equipment, net	8,646	7,599
Long-term investment	8,878	16,637
Goodwill/intangible assets, net	18,660	993
Other assets	8,943	2,667

Total assets	$289,897	$130,479

Liabilities and Shareholders’ Equity
Liabilities	$30,390	$13,092
Convertible Debt	100,000	—
Shareholders’ equity	159,507	117,387

Total liabilities and shareholders’ equity	$289,897	$130,479